Exhibit 99.2

Contacts
Pei Hung, DASAN Zhone Investor Relations	DZSI Strategic Communications:
Tel: +1 510.777.7386	Matt Glover or Najim Mostamand, CFA
Fax: +1 510.777.7001	Tel: +1 949.574.3860
E: phung@dasanzhone.com	E: dzsi@liolios.com

DASAN Zhone Solutions Updates Guidance for Q1’19 and Full Year 2019 and Discloses Pro Forma Combined Financial Results for 2018, Inclusive of KEYMILE

Oakland, Calif., March 18, 2019 - DASAN Zhone Solutions, Inc. (NASDAQ: DZSI or the "Company" or “DZSI”), a global provider of ultra-broadband network access solutions and communications platforms deployed by advanced Tier 1, 2 and 3 service providers and enterprise customers, today announced revised guidance for the first quarter ending March 31, 2019 and the net revenue guidance for the full year 2019, which ends December 31, 2019.   Additionally, the Company is introducing GAAP gross margin and non-GAAP adjusted EBITDA guidance for the full year 2019.

The Company today also disclosed the results of the KEYMILE purchase price allocation analysis and the adjusted pro forma combined financial results for the full year ended December 31, 2018, as if the company acquired KEYMILE on January 1, 2018.  Additional information relating to the KEYMILE purchase price allocation and the adjusted pro forma combined financial results for 2018 can be found in the accompanying 8-K filing the Company filed today with the Securities and Exchange Commission as well as in an accompanying corporate presentation posted today on the Company’s investor website at https://investor-dzsi.com/.

Pro Forma Combined Results for Full Year 2018, Inclusive of KEYMILE:

($ in mm’s)	DZSI As Adjusted	KEYMILE As Adjusted	Pro Forma Combined
Revenue % vs. Prior Year (2017)	$282.3 million 14.3%	$50.2 million	$332.6 million 34.6%
Gross Margin %	32.3%	38.0%	33.2%
GAAP Operating Expenses	$82.7 million(1)	$20.3 million(1)	$103.0 million
Adj. EBITDA	$12.2 million	$5.1 million	$17.3 million
Adj. EBITDA Margin (%)	4.3%	10.1%	5.2%
Net Income (Attributable to DZSI)	$3.9 million(1)	$0.2 million(1)	$4.0 million
Diluted EPS	$0.23(1)		$0.24
(1)

Reflects pro forma adjustments to remove items that will not have a continuing impact on the combined entity.
DZSI: Reflects pro forma adjustments to remove items associated with the KEYMILE transaction that will not have a continuing impact on the combined entity, such as $1.4M of M&A transaction expenses.

KEYMILE: SG&A expenses reflect removal of $645k of M&A transaction expenses (no continuing impact on the combined entity), reversal of $537k from discontinued operations net against reversal of $372k in D&A expenses related to legacy purchase price allocation from the sale of the MCS business to ABB. R&D expenses reflect reversal of $1.6M in D&A expenses related to legacy purchase price allocation from the sale of the MCS business to ABB.

•	Organic revenue of $282.3 million (+14.3% y/y growth); Inclusive of KEYMILE, revenue of $332.6 million
•	Organic GAAP gross margin of 32.3%; Inclusive of KEYMILE, GAAP gross margin of 33.2%
•	Organic pro forma GAAP operating expenses of $82.7 million; Inclusive of KEYMILE, pro forma GAAP operating expenses of $103.0 million
•	Organic adjusted EBITDA of $12.2 million, or 4.3% margin; Inclusive of KEYMILE, adjusted EBITDA of $17.3 million
•	Organic pro forma net income of $3.9 million, or diluted EPS (attributable to DZSI) of $0.23; Inclusive of KEYMILE, net income of $4.0 million, or diluted EPS (attributable to DZSI) of $0.24

KEYMILE Purchase Price Allocation Analysis

Purchase Consideration ($ in mm's)
Cash Consideration	$11.8
Cash received from Q4'18 lockbox mechanism	(2.5)
Total Purchase Consideration	$9.3

Allocation of Purchase Consideration ($ in mm's)
Accounts Receivable - trade, net	$6.7
Other receivable	0.8
Inventories	9.3
PP&E and other L-T assets	1.0
Intangible assets	12.8
Accounts Payable - trade, net	(3.3)
Other S-T Liabilities	(3.8)
Pension Obligation	(12.7)
Other L-T Liabilities	(0.4)
Goodwill (bargain purchase)	(1.1)
Total Purchase Consideration	$9.3

•

Reflects a purchase price consideration of $9.3 million, which reflects a cash purchase price of $11.8 million net of $2.5 million of cash received from a lockbox arrangement with the Seller for Q4 2018 cash generated in the KEYMILE business.

Revised Business Outlook:

DZSI’s business outlook is based on current expectations.  The following statements are forward-looking, and actual results can differ materially based on market conditions and factors set forth under “Forward-Looking Statements” below.

Revised First Quarter 2019 Guidance:

($ in mm’s)	Revised (3/18/19)	Delta compared with Outlook provided on 2/28/19
Revenue (organic) % vs. Prior Year (Q1’2018)	$63-$66 million 6%-11%	Unchanged
Revenue (Including KEYMILE) % vs. Prior Year (Q1’2018)	$70-$74 million 18%-24%	Unchanged
Gross Margin %	31% to 33%	Unchanged
Non-GAAP Adj. Operating Expenses (excl. SBC and D&A expenses)	$25.5-$27.0 million	Reduction in OpEx from $26-$29 million in prior guidance
Adj. EBITDA	$(3.8)-$(2.6) million	Improvement in EBITDA loss from $(4)million in prior guidance

•	Organic revenue of $63 million to $66 million (+6% to 11% y/y growth); Inclusive of KEYMILE, revenue of $70 million to $74 million
•	GAAP gross margin of 31% to 33%
•	Non-GAAP adjusted operating expenses of $25.5 million to $27 million (versus prior guidance of $26 million to $29 million)
•	Adjusted EBITDA of $(3.8) million to $(2.6) million (versus prior guidance of $(4) million)

Additional Guidance for Full Year 2019:

($ in mm’s)	Revised (3/18/19)	Delta compared with Outlook provided on 2/28/19
Revenue (organic) % vs. Prior Year (2018)	$304-$310 million 8%-10%	New
Revenue (Including KEYMILE) % vs. Prior Year (2018)	$350-$360 million 24%-28%	Tightened 2019 revenue range from $345-$360 million
Gross Margin %	32.5% to 34%	New
Non-GAAP Adj. Operating Expenses (excl. SBC and D&A expenses)	$97-$102 million	New
Adj. EBITDA	$17-$20 million	New
Adj. EBITDA Margin (%)	5% to 6%	New
•	Organic revenue of $304 million to $310 million (+8% to 10% y/y growth); Inclusive of KEYMILE, revenue of $350 million to $360 million
•	GAAP gross margin of 32.5% to 34%
•	Non-GAAP adjusted operating expenses of $97 million to $102 million
•	Adjusted EBITDA of $17 million to $20 million, or margin of between 5% and 6%

Management Commentary:

"We are stronger as an organization than ever before from a financial, product and technology, and market leadership perspective.  The strategic KEYMILE acquisition positions us for increased scale and profitability, and allows us to deliver more value to our customers in Europe and globally,” said Yung Kim, CEO of DZSI. “The purchase price allocation study for KEYMILE demonstrates that we continue to be good stewards of capital.”

Michael Golomb, CFO of DZSI, said:” We revised and improved our guidance for the first quarter of 2019 and for the full year 2019 to demonstrate our continued commitment to scale profitably.  For full year 2019, we expect to deliver revenue of between $350 million to $360 million and adjusted EBITDA of between $17 million and $20 million, and expect to drive further upside as we integrate the KEYMILE business.”

Non-GAAP Financial Measures

To supplement DZSI's consolidated financial statements presented in accordance with GAAP, DZSI uses adjusted EBITDA, a non-GAAP measure DZSI believes is appropriate to enhance an overall understanding of DZSI's past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance, including the Company's ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net income (loss) and adjusted EBITDA is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) below.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934.  Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company’s products; intense competition in the communications equipment market; the Company’s ability to execute on its strategy and operating plans; and economic conditions. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

About DASAN Zhone Solutions, Inc.

DASAN Zhone Solutions, Inc. (NASDAQ: DZSI) is a global provider of ultra-broadband network access solutions and communications platforms deployed by advanced Tier 1, 2 and 3 service providers and enterprise customers.  Our solutions are deployed by over 900 customers in more than 80 countries worldwide. Our ultra-broadband solutions are focused on creating significant value for our customers by delivering innovative solutions that empower global communication advancement by shaping the internet connection experience.  Every connection matters, and the first connection to the internet and cloud services applications matters the most. Our principal focus is centered around enabling our customers to connect everything and everyone to the internet-cloud economy via ultra-broadband connectivity solutions. The Company provides a wide array of reliable, cost-effective networking technologies-including: broadband access, mobile backhaul, Ethernet switching with Software Defined Networking (“SDN”) capabilities, new enterprise solutions based on Passive Optical LAN (“POL”), and new generation of SDN/ Network Function Virtualization (“NFV”) solutions for unified wired and wireless networks.

DASAN Zhone Solutions, the DASAN Zhone Solutions logo, and DASAN Zhone product names are trademarks of DASAN Zhone Solutions, Inc. Other brand and product names are trademarks of their respective holders.  Specifications, products, and/or products names are all subject to change without notice.